Exhibit 99.1

Sonic Solutions Reports Results For Third Fiscal Quarter Ended
December 31, 2003

    NOVATO, Calif.--(BUSINESS WIRE)--Feb. 3, 2004--Sonic Solutions
(NASDAQ: SNIC)



    --  Revenue increase drives record quarterly profitability

    --  Revenue of $14.8 million, up 77% over prior year

    -- Net income of $3.2 million or $0.13 per share, up 197% over prior year

    Sonic Solutions (NASDAQ:SNIC) announced today results for the Company's third fiscal quarter ended December 31, 2003.
    Net revenue for the quarter was $14,834,000 compared to $8,379,000 for the same period in the prior fiscal year. Operating income for the quarter was $3,636,000 and net income per diluted share was $0.13 compared to operating income of $1,147,000 and net income per diluted share of $0.06 for the same period of the prior fiscal year.
    Net revenue for the nine months ended December 31, 2003 was $39,551,000 compared to $23,251,000 for the same period in the prior fiscal year. Operating income for the nine months was $7,920,000 and net income per diluted share was $0.29 compared to operating income of $2,456,000 and net income per diluted share of $0.13 for the same period of the prior fiscal year.
    Sonic will hold its fiscal third quarter 2004 earnings conference call on Tuesday, February 3, 2004 at 1:30 p.m. (PT)/4:30 p.m. (ET). Investors are invited to listen to Sonic's quarterly conference call on the investor section of the Sonic Web site at www.sonic.com. A replay of the call will also be available via Webcast at www.sonic.com.



                            Sonic Solutions
                   Condensed Statement of Operations
               (in thousands, except per share amounts)
                              (unaudited)

                                     Three Months      Nine Months
                                         Ended            Ended
                                      December 31,     December 31,
                                      2003    2002     2003     2002
                                   -------- ------- -------- --------

Net Revenue                        $14,834  $8,379  $39,551  $23,251

Cost of Revenue                      1,734   1,777    5,135    5,472
                                   -------- ------- -------- --------

    Gross Profit                    13,100   6,602   34,416   17,779
                                   -------- ------- -------- --------

Operating expenses
    Marketing and sales              3,304   2,067    9,286    6,214
    Research and development         4,986   2,658   14,007    6,800
    General and administrative       1,174     730    3,203    2,309
                                   -------- ------- -------- --------
      Total operating expenses       9,464   5,455   26,496   15,323
                                   -------- ------- -------- --------
      Operating income               3,636   1,147    7,920    2,456

Other income (expense), net            101     (39)     102       23
                                   -------- ------- -------- --------

      Income before income taxes     3,737   1,108    8,022    2,479
Provision for income taxes             529      29    1,274       87
                                   -------- ------- -------- --------

      Net income                    $3,208   1,079    6,748    2,392
                                   ======== ======= ======== ========
      Net income per share
       applicable to common
       Shareholders:
          Basic                      $0.15   $0.06    $0.34    $0.14
                                   ======== ======= ======== ========
          Diluted                    $0.13   $0.06    $0.29    $0.13
                                   ======== ======= ======== ========

      Shares used in computing
       net income per share:
         Basic                      21,516  16,680   20,023   16,000
                                   ======== ======= ======== ========
         Diluted                    24,770  19,131   23,377   18,327
                                   ======== ======= ======== ========

                            Sonic Solutions
                       Condensed Balance Sheets
                            (in thousands)

                                               December 31, March 31,
                                                   2003       2003 *
                                                ----------- ----------
Assets                                          (unaudited)
Current assets:
 Cash, cash equivalents and investments            $38,930     $9,708
 Accounts receivable, net of allowance for
  returns and doubtful accounts of $265 and
  $425, at December 31, 2003 and March 31, 2003,
  respectively                                       8,943      5,823
 Inventory                                             344        531
 Prepaid expenses and other current assets           1,028        869
                                                ----------- ----------
    Total current assets                            49,245     16,931
                                                ----------- ----------

Fixed assets, net                                    3,043      1,745
Purchased and internally developed software
 costs, net                                            978        920
Acquired intangibles                                   943      1,345
Goodwill                                             6,715      6,715
Other assets                                         1,432        697
                                                ----------- ----------
    Total assets                                   $62,356    $28,353
                                                =========== ==========

Liabilities and Shareholders' Equity
Current liabilities:
 Accounts payable and accrued liabilities           $7,398     $7,087
 Deferred revenue and deposits                       4,493      1,840
                                                ----------- ----------
    Total current liabilities                       11,891      8,927
                                                ----------- ----------
Shareholders' equity:
    Common stock                                    70,056     45,765
    Preferred stock                                      0          0
    Accumulated deficit                            (19,591)   (26,339)
                                                ----------- ----------
      Total shareholders' equity                    50,465     19,426
                                                ----------- ----------
      Total liabilities and
       shareholders' equity                        $62,356    $28,353
                                                =========== ==========

* March 31, 2003 balances are derived from the audited financial statements included in the Company's 2003 Annual Report on Form 10-K.


    About Sonic Solutions (NASDAQ:SNIC)

    Based in Marin County, California, Sonic Solutions (http://www.sonic.com) is the world's leading supplier of DVD creation software for professional, industrial and consumer applications. The majority of major film releases on DVD have been produced on Sonic's professional DVD authoring systems in studios around the world. Sonic's MyDVD(R) and DVDit!(R) are the most widely used DVD creation applications by consumers and video enthusiasts and are the solutions of choice among the key PC and after-market drive suppliers. Sonic's RecordNow!(TM) is a leading solution for audio and data mastering. Sonic's AuthorScript(R), the DVD and CD formatting and burning engine that underlies Sonic's applications, is the most widely deployed DVD software engine and has been licensed by Adobe, Microsoft, Sony, and many others.

    Forward Looking Statements

    The above paragraphs of this press release may contain forward looking statements that are based upon current expectations. Such forward-looking statements include, without limitation, statements concerning or relating to implications of the Company's revenues and financial results for the third quarter ended December 31, 2003, including any statements containing words such as "believes," "expects," and words of similar import or statements of management's opinion. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timely introduction and acceptance of new products, costs associated with new product introductions, the transition of products to new hardware configurations and platforms, risks related to the Company's acquisitions, and other factors detailed in the Company's filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company's Form 10-Q for the fiscal quarter ended September 30, 2003. The Company does not undertake to update any forward looking statements.

    Sonic, the Sonic logo, Backup MyPC, CinePlayer, DVD Producer, Edit-on-DVD, NoNoise, OpenDVD, Sonic PrimeTime, RecordNow! and Simple Backup are trademarks of Sonic Solutions. AuthorScript, AutoDVD, DVDit!, DVD Fusion, MyDVD, PrePlay, ReelDVD, Scenarist, Sonic DVD Creator and Sonic Solutions are registered trademarks of Sonic Solutions. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license. Specifications, pricing and delivery schedules are subject to change without notice.

    CONTACT: Sonic Solutions
             A. Clay Leighton, 415-893-8000
             clay_leighton@sonic.com
             or
             Market Street Partners
             Carolyn Bass or Rob Hawkins, 415-321-2455 carolyn@marketstreetpartners.com rob@marketstreetpartners.com